                                                                    EXHIBIT 12.1


                               AMB PROPERTY, L.P.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)


                                                         FOR THE YEARS ENDED DECEMBER 31,
                                  -------------------------------------------------------------------------------
                                                                        1997             1997            1997
                                  1993    1994     1995     1996    HISTORICAL(1)   AS ADJUSTED(2)   PRO FORMA(3)
                                  ----   ------   ------   ------   -------------   --------------   ------------
Earnings:
  Income (loss) from operations
    before minority interests...  $798   $2,925   $3,296   $7,140      $18,885         $103,903        $107,345
  Interest expense..............    --       --        4       --        3,528           45,429          65,809
  Amortization of capitalized
    interest....................    --       --       --       --            8               56              77
                                  ----   ------   ------   ------      -------         --------        --------
        Total earnings..........  $798   $2,925   $3,300   $7,140      $22,421         $149,388        $173,231
                                  ====   ======   ======   ======      =======         ========        ========
Fixed charges:
  Interest expense(4)...........  $ --   $   --   $    4   $   --      $ 3,528         $ 45,429        $ 65,809
  Capitalized interest(5).......    --       --       --       --          448            2,979           3,623
                                  ----   ------   ------   ------      -------         --------        --------
        Total fixed charges.....  $ --   $   --   $    4   $   --      $ 3,976         $ 48,408        $ 69,432
                                  ====   ======   ======   ======      =======         ========        ========
Ratio of earnings to fixed
  charges(6)....................   N/A      N/A      825x     N/A          5.6x             3.1x            2.5x
                                  ====   ======   ======   ======      =======         ========        ========

                                       FOR THE THREE MONTHS ENDED
                                               MARCH 31,
                                  ------------------------------------
                                                               1998
                                     1997         1998         PRO
                                  HISTORICAL   HISTORICAL    FORMA(3)
                                  ----------   ----------   ----------
Earnings:
  Income (loss) from operations
    before minority interests...    $1,239      $29,188      $29,973
  Interest expense..............        --       11,841       16,243
  Amortization of capitalized
    interest....................        --           24           77
                                    ------      -------      -------
        Total earnings..........    $1,239      $41,053      $46,293
                                    ======      =======      =======
Fixed charges:
  Interest expense(4)...........    $   --      $11,841      $16,243
  Capitalized interest(5).......        --        1,253        1,253
                                    ------      -------      -------
        Total fixed charges.....    $   --      $13,094      $17,496
                                    ======      =======      =======
Ratio of earnings to fixed
  charges(6)....................       N/A          3.1x         2.6x
                                    ======      =======      =======


---------------
(1) Historical ratio of earnings to fixed charges includes the results of the Predecessor for the period from January 1, 1997 through November 25, 1997, and the results of the Company subsequent to November 25, 1997, the date of acquisition by the Company.

(2) As adjusted ratio of earnings to fixed charges has been prepared as if the Formation Transactions, the IPO and certain 1997 property acquisitions and dispositions had occurred on January 1, 1997.

(3) Pro forma ratio of earnings to fixed charges has been prepared as if the 1998 property acquisitions and the Offering had occurred on January 1, 1997.

(4) Includes amortization of debt premiums and deferred financing fees.

(5) Historical capitalized interest represents construction interest incurred subsequent to November 25, 1997, the date of acquisition by the Company.

(6) The ratio of earnings to fixed charges is not applicable for periods during which the Predecessor incurred no interest expense.